Exhibit 10.101

AMENDMENT TO

MANAGEMENT COMPENSATION AGREEMENT

AMENDMENT dated as of March 20, 2012, to the Management Compensation Agreement for the Vice President and Chief Operating Officer of Pinnacle Airlines Corp. dated as of October 1, 2011 (the “Agreement”) by and between Pinnacle Airlines Corp., a Delaware corporation (“Company”) and JOHN SPANJERS (“Executive”).

RECITALS

WHEREAS, Executive’s responsibilities have increased, inter alia, due to the impending departure of Edward M. Christie as Vice President and Chief Financial Officer of the Company and the Company’s restructuring initiatives, and will henceforth include, but not be limited to, the following additional responsibilities: (a) overseeing the Company’s purchasing function, (b) overseeing the Company’s IT department and technology initiatives, (c) overseeing and coordinating the Company’s interactions with regulatory authorities, (d) negotiating with key partners and stakeholders in connection with an operational restructuring and (e) structuring and implementing any fleet rationalization plan.

WHEREAS, Company and Executive wish to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Company and Executive, intending to be legally bound, hereby agree as follows:

1.           Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended hereby.

2.           Position.  The Agreement is amended by changing “Vice President and Chief Operating Officer” to “Executive Vice President and Chief Operating Officer” in each place that such phrase appears in the Agreement, including in Section 1.2 thereof and in the “Position” provision of Attachment “A” thereof.

3.           Base Salary.  The Base Salary provision in Attachment “A” to the Agreement is amended by changing “$275,000” to “$400,000”.

4.           Governing Law.  The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Tennessee, without regard to principles of conflicts of laws.

5.           Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the day and year first above written.

PINNACLE AIRLINES CORP.

By:	/s/ Donald J. Breeding
Donald J. Breeding
Chairman of the Board

EXECUTIVE

By:	/s/ John Spanjers
John Spanjers